EXHIBIT 10.29

AMENDMENT ONE TO

1995 SHAREHOLDER VALUE PLAN OF

DUKE REALTY SERVICES LIMITED PARTNERSHIP

WHEREAS, Duke Realty Services Limited Partnership (“Partnership”) maintains the 1995 Shareholder Value Plan of Duke Realty Services Limited Partnership (“Plan”), which became effective as of October 1, 1995; and

WHEREAS, pursuant to the provisions Section 5.1 of the Plan, the Board of Directors of Duke Services, Inc. (“Board”) and the Executive Compensation Committee of the Board of Directors of Duke Realty Investments, Inc. (“Committee”) have the right to amend, suspend or terminate the Plan or any portion thereof a any time; and

WHEREAS, by resolutions, the Committee has approved and adopted this Amendment One to the Plan, effective as of December 1, 1997.

NOW, THEREFORE, the Plan is hereby amended by adding the following new Section 4.4 to Article IV of the Plan:

“4.4. Deferral of Distributions. Notwithstanding the foregoing, any distribution payable to a Participant under this Plan may he deferred by that Participant under the Executives’ Deferred Compensation Plan of Duke Realty Services Limited Partnership (the “Deferred Plan”), provided that the Participant is a participant in the Deferred Plan and he tiles a deferral election in a timely manner as prescribed by that Deferred Plan. If such an election is made, the benefit that is deferred will cease to be payable under this Plan and will instead he payable under the terms of the Deferred Plan.”

The Plan will remain the same in all other respects except as provided by Amendment One above.

IN WITNESS WHEREOF, Duke Services, Inc., by its officers thereunder duly authorized, adopts on behalf of Duke Realty Services Limited Partnership, this Amendment One this 24(th) day of December, 1997, but effective as of December 1, 1997.

RESOLUTIONS OF THE BOARD OF DIRECTORS OF DUKE SERVICES, INC.

WHEREAS, the Board of Directors (the “Board”) of Duke Services, Inc. (“Duke Services”), a wholly-owned subsidiary of Duke Realty Investments, Inc. (the “Company”), and the sole general partner of Duke Services Limited Partnership (the “Partnership”) adopted the Executives’ Deferred Compensation Plan of Duke Realty Services Limited Partnership (the “Deferred Compensation Plan”) and the 1995 Shareholder Value Plan of Duke Realty Services Limited Partnership (the “Shareholder Value Plan”) (together the “Plans”); and

WHEREAS, Section 5.1 of the Deferred Compensation Plan and Section 7.1 of the Shareholder Value Plan permit the Board to amend the Plans or any portion thereof at any time; and

WHEREAS, the Board has determined, in its best judgment, that the Plans should be amended effective as of December 1, 1997 in order to provide for the deferral benefits payable from the Shareholder Value Plan through the Deferred Compensation Plan;

NOW, THEREFORE, BE IT RESOLVED, that the appropriate officers of Duke Services be, and they hereby are, authorized, empowered and directed, for and on behalf of Duke Services to execute, deliver and file such  documents, certificates and other writings, and to take such additional action as may be necessary or appropriate in the discretion of any such officers, to carry out the intent and purpose of this and the foregoing resolutions.